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                                                                       EXHIBIT 5


March 2, 1999

AmerInst Insurance Group, Ltd.
2 Church Street
Hamilton HM 11
Bermuda

RE: AmerInst Insurance Group, Ltd. (the "Company") and common shares of the Company of US$1.00 par value each ("Common Shares")

Dear Sirs,

We have acted as your Bermuda counsel in connection with the Registration Statement ("Registration Statement") on Form S-4, filed with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Act") of the United States of America, with respect to the registration of 332,331 Common Shares (the "Shares") which are to be issued upon an exchange of shares pursuant to an exchange agreement with AmerInst Insurance Group, Inc.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and originals or copies of the memorandum of association and bye-laws of the Company. We have also examined such certificates of directors and officers of the Company, minutes and draft minutes of meetings of directors and of shareholders of the Company and such other certificates, agreements, instruments and documents in Bermuda as we have deemed necessary in order to render the opinions set forth below.

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AmerInst Insurance Group, Ltd.

March 2, 1999
page 2


We have assumed:

(i) The genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us;

(ii) The accuracy and completeness of all factual representations and warranties made in the documents, and of the minutes and the draft minutes of meetings of directors and of shareholders of the Company, examined by us;

(iii) That there is no provision of the law of any jurisdiction, other than Bermuda, which should have any implication in relation to the opinions expressed herein;

(iv) That the Company will receive money or money's worth of not less than US$1.00 in respect of each Share when issued.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter, without our express prior written consent.

1. On the basis of and subject to the foregoing we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Registration Statement and duly paid for, will be validly issued and fully paid and as such be non-assessable; no personal liability will attach to the holders of such Common Shares solely by reason of ownership thereof.

       Our reservation with respect to the foregoing opinion is as follows:

       "Non-assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non-assessable" (see above) we mean with respect to the shareholders of the company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between that company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of that company after the date upon which they became such shareholders, if and so far as the alteration requires them to take or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.
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AmerInst Insurance Group, Ltd.

March 2, 1999
page 3


2. The statements in the Registration Statement under the caption "Bermuda Tax Consequences", to the extent that the same constitute matters of Bermuda law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects, and such statements reflect our opinions with respect to the matters of law referred to therein.

We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

Yours faithfully,

Conyers, Dill & Pearman